UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

FIRSTFED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, #1551 Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 598-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On January 6, 2010 (the “Filing Date”), FirstFed Financial Corp. (the “Company”) filed a voluntary petition to liquidate its assets under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court, Central District of California, San Fernando Valley Division, Case No. 1:10-bk-10150-GM (the “Bankruptcy Filing”). The Company continues to operate its business and manage its affairs as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed for the Bankruptcy Filing.

The Company made the Bankruptcy Filing due to the previously reported closure of First Federal Bank of California (the “Bank”), a wholly-owned subsidiary and the principal asset of the Company, by the Office of Thrift Supervision (the “OTS”) and the OTS’s appointment of the Federal Deposit Insurance Corporation (“FDIC”) as receiver of the Bank on December 18, 2009. On that same date, the FDIC transferred certain of the assets and liabilities of the Bank to OneWest Bank, FSB.

The Company intends to file a liquidating plan within several weeks after the Filing Date. In the schedule of assets and liabilities submitted by the Company with the Bankruptcy Filing, the Company reported that, as of December 31, 2009, its total assets were approximately $4.5 million and its total liabilities were approximately $159.7 million.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Filing by the Company constitutes an “event of default” under the indentures governing the Company’s $150.0 million in outstanding unsecured fixed/floating rate senior debentures (the “Senior Notes”). If an event of default occurs and is continuing with respect to the debentures, the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding may declare the entire principal of the Senior Notes and the interest accrued thereon immediately due and payable. In addition, the Company may be required to pay additional interest on the Senior Notes and the costs and expenses of collection, including reasonable compensation to the trustee, its agents, attorneys, and counsel. The Company previously triggered events of default under the indentures for failing to make the $2.3 million quarterly interest payment that was due on the Senior Notes on each of March 16, June 15, September 15 and December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

January 7, 2010	By:	/s/ BABETTE E. HEIMBUCH
Babette E. Heimbuch
Chief Executive Officer